EXHIBIT 23.1

      We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-48913) pertaining to the Pentacon, Inc. 1998 Stock Option Plan of our report dated December 24, 1998 with respect to the consolidated financial statements of Pentacon, Inc. included in the Annual Report on Form 10-K for the year ended September 30, 1998.



                                                           ERNST & YOUNG LLP



Houston, Texas
December 24, 1998